SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT, dated as of September 30, 1999, is entered into by and among ACCESS POWER, INC., a Florida corporation (the "Company") and Maurice Matovich, Glenn Smith, Tod Smith, and Howard L. Kaskel (each, individually a "Shareholder" and , collectively, the "Shareholders") and BAMBOO INVESTORS LLC, a Delaware limited partnership (the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act.

         WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue, upon the terms and subject to the conditions of this Agreement, $1,000,000 principal amount of the Company's 6% Convertible Debentures due 2001 (the "Debentures"), Warrants to purchase 200,000 shares of Common Stock of the Company (the "Common Stock Warrants") and Warrants (the "Special Warrants" and, together with the Debentures and the Common Stock Warrants, the "Securities") to purchase $1,000,000 principal amount of the Company's 6% Convertible Debentures due 2001 (the "Warrant Debentures") and warrants (the "Special Common Stock
Warrants") to purchase 200,000 shares of Common Stock. The Debentures and the Warrant Debentures are convertible, at the holder's option, into the Company's common stock, par value $.001 per share (the "Common Stock"), on the terms set forth therein, the Common Stock Warrants and Special Common Stock Warrants may be exercised for the purchase of Common Stock, on the terms set forth therein, and the Special Warrants may be exercised for the purchase of Warrant Debentures and Special Common Stock Warrants, on the terms set forth therein.

         WHEREAS,   in  order  to  induce  the   Purchaser  to  enter  into  the
transactions contemplated hereby, the Shareholders have agreed to enter into certain other covenants set forth herein.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    AGREEMENT TO PURCHASE; PURCHASE PRICE

              CLOSING. The Purchaser hereby agrees to purchase from the Company on the Closing Date (as defined herein) the Debentures, the Common Stock Warrants and the Special Warrants for an aggregate purchase price of $1,000,100 which shall be payable in same day funds. The Debentures shall be issued in substantially the form attached hereto as Exhibit A, the Common Stock Warrants shall be issued in substantially the form attached hereto as Exhibit B and the Special Warrants shall be issued in substantially the form attached hereto as Exhibit C.


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              The  Securities  to be purchased by the  Purchaser  hereunder,  in definitive form, and in such denominations and registered in such names as the Purchaser or its representative, if any, may request upon notice to the Company, shall be delivered by or on behalf of the Company for the account of the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer to an account of the Company, all at the offices of Kronish Lieb Weiner & Hellman LLP, at 9:30 a.m., New York time on September
30,  1999,   or  at  such  other  time  and  date  as  the   Purchaser  (or  its
representative, as the case may be) and the Company may agree upon in writing, such date being referred to herein as the "Closing Date."

2.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER: ACCESS TO
      INFORMATION; INDEPENDENT INVESTIGATION.

              The Purchaser represents and warrants to, and covenants and agrees with, the Company and the Shareholders as follows:

              a. The Purchaser and each of its equity owners is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, (iii) able to afford the entire loss of its investment in the Securities; and (iv) is an accredited investor as defined in Rule 501 of Regulation D promulgated by the commission.

              b. All subsequent ffers and sales of the Debentures, the Common Stock Warrants, the Special Warrants, Warrant Debentures, Special Common Stock Warrants and the Common Stock issuable upon conversion or exercise of, or in lieu of interest payments on, the Debentures, Warrant Debentures, Special Common Stock Warrants or Common Stock Warrants it shall have purchased, shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

              c. The Purchaser understands that the Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

              d. The Purchaser: (A) has been provided with sufficient information with respect to the business of the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same including, without limitation, the Company's Form 10-KSB for the fiscal year ended December 31, 1998 and Forms 10-QSB for the quarters ended March 31 and June 30, 1999 filed with the Securities and Exchange Commission (the "Commission"), (B) has been provided with such additional information with respect to the Company and its business and financial condition



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as the  Purchaser,  or its agent or  attorney,  has  requested,  and (C) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company, and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

              e. The Purchaser has the requisite corporate power and authority to enter into this Agreement, and the registration rights agreement, dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement").

              f. This Agreement, the Registration Rights Agreement, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser; and such agreements, when executed and delivered by the Purchaser, the Company and the Shareholders (as applicable) will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

3.    REPRESENTATIONS OF THE COMPANY

              The Company represents and warrants to the Purchaser that:

              a. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has no subsidiaries. The Company is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company.

              b. CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of 40,000,000 shares of Common Stock, par value $.001 per share, of which 32,719,527 shares are issued and outstanding (prior to the consummation of the exchange required by Section 5(w) hereof) and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which one thousand (1,000) shares have been designated as Series A Preferred Stock, none of which are outstanding, and four thousand (4,000) shares have been designated as Series B Convertible Preferred Stock, of which 3,702 shares will be issued in exchange for the cancellation of 3,702,000 shares of Common Stock immediately prior to the Closing. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Schedule 3b sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof, (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities and (vi) any registration rights associated with such Derivative Securities.


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              c.  CONCERNING THE COMMON STOCK,  THE COMMON STOCK  WARRANTS,  THE
DEBENTURES AND THE SPECIAL WARRANTS. The Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures and the Warrant Debentures, and upon exercise of the Common Stock Warrants and the Special Common Stock Warrants, when issued, shall be duly and validly issued, fully paid and non-assessable, will not be subject to preemptive rights and will not subject the holder thereof to personal liability by reason of being such a holder. The Warrant Debentures, when issued, shall be duly and validly authorized for issuance and, when issued in accordance with the terms of the Special Warrants, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general
principles  of  equity.   There  are  currently  no  preemptive  rights  of  any
stockholder of the Company, as such, to acquire the Securities or the Common Stock issuable to the Purchaser pursuant to the terms of the Debentures, the Warrant Debentures, the Special Common Stock Warrants and the Common Stock Warrants or the Warrant Debentures or Special Common Stock Warrants issuable to the Purchaser pursuant to the terms of the Special Warrants.

              d. REPORTING COMPANY STATUS. The Company is a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all materials and documents required to be filed with the Commission pursuant to its reporting obligations thereunder. Trading in the Common Stock currently is quoted on NASD's OTC Bulletin Board (the "OTC:BB"), and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend trading of the Common Stock.

              e. AUTHORIZED SHARES. Immediately after the Closing, the Company will have available 10,982,473 authorized and unissued shares of Common Stock to effect the conversion of the Debentures and the Warrant Debentures and for the exercise of the Common Stock Warrants and Special Common Stock Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon conversion of the Debentures and the Warrant Debentures and the exercise of the Common Stock Warrants and the Special Common Stock Warrants. The Company further acknowledges that its obligation to issue Warrant Debentures and Special Common Stock
Warrants upon exercise of the Special Warrants and to issue shares of Common Stock upon conversion of the Debentures and Warrant Debentures and upon exercise of the Common Stock Warrants and Special Common Stock Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code"). In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Debentures and the Warrant Debentures and the exercise of the Common Stock Warrants, the Special Common Stock Warrants and the Special Warrants. The Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C.
Section 362.

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

              f. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement, and to issue and deliver the Debentures, the Common Stock Warrants and the Special Warrants, the Warrant Debentures and Special Common Stock Warrants issuable upon exercise of the Special Warrants, the Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures and the Warrant Debentures (to the extent of its authorized and unissued Common Stock, including any future increase to such authorized and unissued Common Stock) and the Common Stock issuable upon the exercise of the Common Stock Warrants and Special Common Stock Warrants (to the extent of its authorized and unissued
Common Stock, including any future increase to such authorized and unissued Common Stock). Each of the Shareholders has the requisite capacity to enter into this Agreement.

              g. TRANSACTION AGREEMENTS. This Agreement, the Registration Rights Agreement, the Debentures, the Warrant Debentures, the Special Warrants, the Common Stock Warrants and the Special Common Stock Warrants (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and the Shareholders and this Agreement is, and the other Primary Documents, when executed and delivered by the Company will each be, a valid and binding agreement of the Company and the Shareholders, as applicable, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

              h. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company and the Shareholders of the transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company or any Shareholder of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Shareholder is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States or foreign federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, any Shareholder or any of their properties or assets. Except as set forth on Schedule 3h, neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied on or prior to the Closing Date, for or relating to the registration of any shares of the Common Stock.

              i. APPROVALS. No authorization,  approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company or any Shareholder for the entry into or the performance of this

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Agreement and the other Primary Documents provided,  however, the performance of this Agreement and the other Primary Documents are subject to compliance with the registration requirements of the Commission.


              j. SEC FILINGS. Except as set forth in Schedule 3j, none of the reports or documents filed by the Company with the Commission contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              k. STABILIZATION. Neither the Company, any Shareholder, nor any of their respective affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

              l. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company's public filings with the Commission, since December 31, 1998, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.

              m. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser (i) that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company or any Shareholder to perform the obligations set forth in the Primary Documents.

              n. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.

              o. PATENTS AND OTHER PROPRIETARY RIGHTS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and such business does not and would not conflict with or constitute an infringement on the rights of others.

              p. PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority.

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              q. ABSENCE OF  LITIGATION.  Except as  disclosed in the  Company's public filings with the Commission, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company threatened against or affecting the Company or any Shareholder, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company or any Shareholder to perform its obligations under, the Primary Documents.

              r. NO DEFAULT. Except as set forth on Schedule 3r, the Company is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

              s. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Company's public filings with the Commission and as set forth on Schedule 3s, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on December 31, 1998, would have been required to be disclosed in the Company's Annual Report on Form 10KSB for the year ended December 31, 1998.

              t. EMPLOYMENT MATTERS. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              u. TAXES. All applicable tax returns required to be filed by the Company have been prepared and filed in compliance with all applicable laws, or if not yet filed, have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its properties, income or franchises, shown in such returns and on assessments received by the Company to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company.

                 v. FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful


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expense  relating to any  political  activity;  (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

              w. INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              x. INVESTMENT COMPANY ACT. The Company is not conducting, and will not conduct, its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

              y. AGENT FEES. Other than a $100,000 cash payment to, and warrants to purchase 100,000 shares of Common Stock (which warrants shall be identical in all material respects to the Common Stock Warrants issued to Purchaser) to be issued to, Paul Revere Capital Corp. as placement agent, neither the Company nor any Shareholder has incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the Securities contemplated by this Agreement.

              z. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Securities, , (ii) the issuance of Common Stock in lieu of interest payments on the Debentures and the Warrant Debentures and (iii) the conversion and/or exercise of the Securities, the Warrant Debentures and the Special Common Stock Warrants into shares of Common Stock, Warrant Debentures or Special Common Stock Warrants, each as contemplated by this Agreement and the other Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Securities or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone in a transaction which, if consummated, would be subject to integration with the offer and sale of Securities contemplated hereunder so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

              aa. FULL DISCLOSURE. The representations and warranties of the Company and the Shareholders set forth in this Agreement (and the schedules


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

hereto) do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

4.  REPRESENTATIONS OF THE SHAREHOLDERS.

         The Shareholders, jointly and severally, represent and warrant to the Purchaser that:

         a. LEGALITY. Each of the Shareholders has the requisite capacity to enter into this Agreement.

         b. TRANSACTION AGREEMENTS. This Agreement has been duly executed and delivered by each of the Shareholders and is a valid and binding agreement of the Shareholders, enforceable in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

         c. NON-CONTRAVENTION. The execution and delivery of this Agreement by the Shareholders and the consummation by the Shareholders of the transactions contemplated by this Agreement does not and will not conflict with or result in a breach by any Shareholder of any material indenture, mortgage, deed of trust or other agreement or instrument to which any Shareholder is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States or foreign federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over any Shareholder or any of their properties or assets.

        d. OWNERSHIP OF CAPITAL STOCK. Schedule 4d sets forth all of the shares of Common Stock and Preferred Stock and all of the Derivative Securities held by the Shareholders.

         e.     APPROVALS.   No  authorization,  approval  or consent  of  any
court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market is required to be obtained by any Shareholder for the entry into or the performance of this Agreement by the Shareholders.

         f. STABILIZATION. No Shareholder, nor any of their respective affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

         g. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of any Shareholder, threatened against or affecting any Shareholder, in which an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of any Shareholder to perform its obligations under, this Agreement.

         h. FULL DISCLOSURE. The representations and warranties of the Shareholders set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.


5.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. TRANSFER RESTRICTIONS. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (1) neither the Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures and Warrant Debentures or upon exercise of the Common Stock Warrants and Special Common Stock Warrants, nor the Warrant Debentures and Special Common Stock Warrants issuable upon exercise of the Special Warrants (collectively, the "Underlying Securities") nor the Securities, have been, and are not being, registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration; and (2) any sale of the Securities or Underlying Securities made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule. The provisions of
Section 5(a) and 5(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Securities.

         b. RESTRICTIVE LEGEND. The Purchaser acknowledges and agrees that, until such time as the Securities or the Underlying Securities shall have been registered under the Securities Act and offered and sold in a transaction which complies with such registration or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such securities may be subject to a stop-transfer order placed against the transfer of such securities, and such securities shall bear a restrictive legend in substantially the following form:

                THESE  SECURITIES  (INCLUDING ANY UNDERLYING
                SECURITIES)  HAVE NOT BEEN REGISTERED  UNDER
                THE SECURITIES ACT OF 1933, AS AMENDED. THEY
                MAY NOT BE SOLD, OFFERED FOR SALE,  PLEDGED,
                HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE
                ABSENCE   OF   AN   EFFECTIVE   REGISTRATION
                STATEMENT  AS TO THE  SECURITIES  UNDER SAID
                ACT  OR  AN  OPINION  OF  COUNSEL  OR  OTHER
                EVIDENCE  REASONABLY   SATISFACTORY  TO  THE
                COMPANY  THAT  SUCH  REGISTRATION  SHALL  NO
                LONGER BE REQUIRED.


         c. FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities and/or Underlying Securities to the Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

         d. OTC LISTING. The Company agrees and covenants that it will not seek to have trading of its Common Stock in the over-the-counter market suspended or terminated, will use its best efforts to maintain its eligibility for trading quotation on the OTC:BB (including, encouraging one or more broker-dealers to act as "market makers" in the Common Stock on the over-the-counter market and providing all information to such parties as shall be required to maintain such eligibility) and, if such trading of its Common Stock is suspended or terminated, will use its best efforts to requalify its Common Stock or otherwise cause such trading to resume.

         e. REPORTING STATUS. So long as the Purchaser beneficially owns any of the Securities or the Underlying Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act or cease such filings, even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         f. STATE SECURITIES FILINGS. The Company shall from time to time promptly take such action as the Purchaser or any of its representatives, if applicable, may reasonably request to qualify the Securities and the Underlying Securities for offering and sale by the Purchaser under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction or (ii) to qualify the Securities or the Underlying Securities for offering and sale by the Purchaser in more than five such jurisdictions.

         g. USE OF PROCEEDS. The Company will use all of the net proceeds from the issuance of the Securities for working capital.

         h. RESERVATION OF COMMON STOCK; INCREASE AUTHORIZED COMMON STOCK. Concurrently herewith, the Company will reserve for the purpose of issuance upon conversion of, or in lieu of interest payments on, the Debentures and the Warrant Debentures and the exercise of the Common Stock Warrants and Special Common Stock Warrants all shares of Common Stock not currently required to be reserved for other purposes. The Purchaser acknowledges that at the Closing Date the Company had at least 10,982,000 shares of authorized Common Stock available for reservation as required herewith. The Company will use its best efforts to cause its Articles of Incorporation to be amended so as to increase the number of shares of Common Stock authorized for issuance by at least 40 million and, immediately after effecting such amendment, cause to be reserved for the purpose of issuance under the terms of the Securities and Underlying Securities, as applicable, a number of shares of Common Stock that is no less than the Minimum Conversion Shares (as defined in the Registration Rights Agreement) on such date. If on any ten trading days during any 20 consecutive trading day period, the number of shares reserved by the Company pursuant to this provision is less than the Minimum Conversion Shares, the Company will promptly reserve for issuance additional shares of Common Stock so that after reserving such additional shares, the number of shares so reserved is at least equal to the Minimum Conversion Shares on such date. Each Shareholder hereby agrees to vote all shares of Common Stock held by such Shareholder in favor of any resolution submitted to the shareholders of the Company for the purpose of permitting the Company to increase the number of shares of authorized and unissued Common Stock in satisfaction hereof.

         i. RESTRICTIONS ON CERTAIN FUTURE FINANCINGS. The provisions of this Section 5(i) shall apply at any time during the period commencing on the date hereof and ending on the later of (a) a date that is one hundred and eighty
(180) days following the date of effectiveness of the registration statement covering the Common Stock, Common Stock Warrants and Special Common Stock Warrants contemplated by the Registration Rights Agreement (the "Required Registration Statement"); PROVIDED that if the Purchaser shall be unable to sell Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the Required Registration Statement for any number of days after the effectiveness of the Required Registration Statement other than as a result of any action or inaction by the Purchaser, the provisions of this Section 5(i) shall apply for an additional number of days equal to the number of days during which the Purchaser is unable to sell Registrable Securities and (b) the earlier of (x) a date that is one hundred and eighty (180) days following the date the Special Warrant is exercised or (y) the expiration date of the Special Warrant. The Company agrees that if it shall reach an agreement to enter into a transaction to offer to issue or sell any equity securities (including any security convertible into, or exercisable or exchangeable into, or exercisable for, such an equity security) in a financing, the Company will promptly give to the Purchaser written notice, via facsimile, of the terms and conditions of such proposed transaction (the "ROFR Notice"), including the securities proposed to be issued or sold, the proposed consideration, the identity of the proposed offeree and the date (which may not be more than 60 days after such ROFR Notice) on which the proposed transaction is to occur (the "Proposed Sale Date") . Purchaser shall have a right of first refusal to commit to provide the funds pursuant to the terms as outlined in the ROFR Notice. Purchaser shall have ten
(10) business days to reply in writing after receipt of the ROFR Notice from the Company. In the event such written reply is not received by the Company within such ten business day period, the Company shall have the right to conclude a transaction within 60 days with the investor or investors provided in the ROFR Notice.

         j. ADDITIONAL REGISTRATION STATEMENTS. At any time during the period commencing on the date hereof and ending on the later of (a) a date that is one hundred and eighty (180) days following the date of effectiveness of the Required Registration Statement; PROVIDED that if the Purchaser shall be unable to sell Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the Required Registration Statement for any number of days after the effectiveness of the Required Registration Statement other than as a result of any action or inaction by the Purchaser, the provisions of this Section 5(j) shall apply for an additional number of days equal to the number of days during which the Purchaser is unable to sell Registrable Securities and (b) the earlier of (x) a date that is one hundred and eighty (180) days following the date the Special Warrant is exercised and (y) the expiration date of the Special Warrant, the Company agrees that it will not cause any registration statement under the Securities Act (other than the Required Registration Statement and registration statements on Form S-8 covering the sale of not more than an aggregate of 500,000 shares of Common Stock to officers, directors, employees and consultants of the Company) to be declared effective by the Commission.

         k. AUTHORIZATIONS AND APPROVALS. The Company agrees to use its best efforts (including obtaining any required vote of its stockholders) to obtain any authorization or approval of the issuance of the Common Stock issuable upon conversion of, or in lieu of interest on, the Debentures and the Warrant Debentures and exercise of the Common Stock Warrants and Special Common Stock Warrants, if such authorization or approval is required by any applicable law, rule or regulation (including any Nasdaq rules, if such rules are applicable to the Company).

         l.     RETURN OF  DEBENTURES ON  CONVERSION  AND WARRANTS ON EXERCISE
(i) Upon any conversion by the Purchaser of less than all of the aggregate principal amount outstanding under a Debenture or Warrant Debenture pursuant to the terms thereof, the Company shall issue and deliver to the Purchaser within two (2) business days of the later of (x) the Conversion Date for such partial conversion and (y) the date of receipt by the Company of the Debentures or Warrant Debentures so converted, a new certificate or certificates for the principal amount of such Debenture or Warrant Debenture which the Purchaser has not yet elected to convert (with the number of and denominations of such new certificate(s) designated by the Purchaser).

         (ii) Upon any partial exercise by the Purchaser of the Common Stock Warrants or Special Common Stock Warrants, the Company shall issue and deliver to the Purchaser within two (2) business days of the later of (x) the Conversion Date for such partial exercise or (y)the date of receipt by the Company of the Common Stock Warrants or Special Common Stock Warrants so exercised, new Common Stock Warrants or Special Common Stock Warrants representing the Common Stock Warrants or Special Common Stock Warrants which the Purchaser has not yet elected to exercised, in accordance with the terms thereof.

         (iii) Upon any partial exercise by the Purchaser of the Special Warrants, the Company shall issue and deliver to the Purchaser within two (2) business days of the later of (x) the Conversion Date with respect to such partial exercise or (y) the date of receipt by the Company of the Special Warrants so exercised, new Special Warrants representing the Special Warrants which the Purchaser has not yet elected to exercise, in accordance with the terms thereof.

         m. REPLACEMENT DEBENTURES AND WARRANTS. (i) The certificate representing the Debentures or Warrant Debentures held by the Purchaser shall be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing an equal aggregate principal amount of Debentures or Warrant Debentures, as the case may be, as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         (ii) The Common Stock Warrants and Special Common Stock Warrants will be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of the Company, for other Common Stock Warrants or Special

Common Stock Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Common Stock Warrants or Special Common Stock Warrants. No service charge will be made for such transfer or exchange.

         (iii) The Special Warrants will be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of the Company, for other Special Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same principal amount of Warrant Debentures and the same number of Special Common Stock Warrants as are purchasable under such Special Warrants. No service charge will be made for such transfer or exchange.

         n. DIVIDENDS OR DISTRIBUTIONS; PURCHASES OF EQUITY SECURITIES. So long as any Debentures, Warrant Debentures or Special Warrants remain outstanding, the Company agrees that it shall not without the written consent of the holder of a majority in principal amount of such securities (after giving effect to the exercise of the Special Warrants), (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or
(b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or equity security of the Company.

         o. NO SENIOR INDEBTEDNESS. Until the later of (a) the six month anniversary of the Closing Date and (b) the earlier of (x) the six month anniversary of the exercise of the Special Warrant and (y) the expiration of the Special Warrant, the Company shall not create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, or permit any liens, claims or encumbrances to exist against the Company or any of its assets unless PARI PASSU or junior to the Debentures and the Warrant Debentures in all respects, except for obligations of the Company under capital leases or purchase money obligations incurred for the purpose of financing all or any part of the purchase price of property (including intellectual property, such as software), plant or equipment used in the business of the Company and except for liens securing such indebtedness (provided such liens are limited to the property subject to such capital lease or acquired with such purchase money financing) and mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances for (i) taxes, assessments or governmental charges or levies on property, in each case, not yet due and payable, (ii) arising out of pledges or deposits under laws or regulations pertaining to workmen's compensation, unemployment insurance, old age pensions or other social security or retirement benefits or similar legislation, (iii) securing the performance of bids, tenders, service contracts, statutory obligations and surety bonds in an amount not to exceed $100,000 in the aggregate, (iv) zoning restrictions, easements and rights of restrictions of record on the use of real property, provided such restrictions do not impair the use of the real property, (v) arising by operation of law in favor of the owner or sublessor of leased premises, and (vi) arising from any litigation or proceeding which is being contested in good faith and for which adequate reserves have been set aside.

         p.    MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES AND LEASES; TAXES.
(i) The Company shall maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

         (ii) The Company shall keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

         (iii) The Company shall promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and all claims or indebtedness (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien upon the assets or property of the Company; PROVIDED, HOWEVER, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities or the Underlying Securities, and PROVIDED, FURTHER, that the Company will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company shall pay or cause to be paid in a timely manner all other indebtedness incident to the operations of the Company.

         q. BASIC FINANCIAL INFORMATION. The Company shall furnish the following reports to the Purchaser (or any transferee of any Securities or Underlying Securities), so long as the Purchaser (or any such transferee) is a holder of any Securities or Underlying Securities:

         (i) within forty-five (45) days after the end of each of the quarterly accounting periods in each fiscal year, unaudited consolidated statements of income and retained earnings and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of such fiscal year to the end of such quarterly period, setting forth in each case comparisons to corresponding periods in the preceding fiscal year, together with consolidated balance sheets of the Company and its subsidiaries as at the end of such quarterly period, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied;

         (ii) within ninety (90) days after the end of each fiscal year, consolidated statements of income and retained earnings and cash flows of the Company and its subsidiaries for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Company), and will be accompanied by a report thereon of certified public accountants.

         (iii) promptly as legally permitted, any additional reports or other detailed information concerning significant aspects of the operations and condition, financial or otherwise, of the Company and its subsidiaries, given to the Company by its independent accountants;

         (iv) within ten (10) days after transmission or receipt thereof, copies of all financial statements, proxy statements and reports which the Company sends to its stockholders or directors, and copies of all registration statements and all regular, special or periodic reports which it or any of its officers or directors (in such capacities) files with the Commission or with any securities exchange on which any of the securities of the Company are then listed or proposed to be listed, and copies of material communications sent to or received from directors or committees of the Board of Directors of the Company or any of its subsidiaries and copies of all material communications sent to and received from any lender to the Company; and

         (v) with reasonable promptness such other information and financial data concerning the Company as any person entitled to receive materials under this Section 5(q) may reasonably request.

         Notwithstanding the foregoing, so long as the Company is making publicly filed reports under the Exchange Act, the Company's obligations under
Section 5(q)(i) and (ii) shall be deemed satisfied.

         r.     NOTICE OF ADVERSE CHANGE.   The  Company  shall  promptly  give
notice to all holders of any Debenture, Warrant Debenture or Special Warrant (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

         (i) any Event of Default under the Debentures or Warrant Debentures;

         (ii) the institution of an action, suit or proceeding against the Company before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company, whether or not arising in the ordinary course of business; or

         (iii) any information relating to the Company which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of the Company or its ability to perform the terms of this Agreement.

         Any notice given under this Section 5(r) shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect hereof and what actions the Company has taken and/or proposes to take with respect thereto.

         s. COMPLIANCE WITH AGREEMENTS; COMPLIANCE WITH LAWS. The Company shall comply with the material terms and conditions of all material agreements, commitments or instruments to which the Company is a party or by which it may be bound. The Company shall duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign. federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of its businesses, properties or assets, including, but not limited to, the requirements of ERISA, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

         t. PROTECTION OF LICENSES, ETC. The Company shall maintain, defend and protect to the best of its ability licenses and sublicences (and to the extent the Company is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

         u. ACCOUNTS AND RECORDS; INSPECTIONS. (i) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company in accordance with generally accepted accounting principles applied on a consistent basis.

         (ii)  The  Company  shall  permit  each  holder  of any  Securities  or
Underlying Securities or any of such holder's officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and (i) to make extracts or copies of the books, accounts and records of the Company, and (ii) to discuss the affairs, finances and accounts of the Company, with the Company's directors and officers, its independent pubic accountants, consultants and attorneys.

         (iii) Nothing contained in this Section 5(u) shall be construed to limit any rights which a holder of any Securities or Underlying Securities (a "Holder") may have with respect to the books and records of the Company, to inspect its properties or to discuss its affairs, finances and accounts.

         v. WAIVER BY SHAREHOLDERS; NEGATIVE PLEDGE. During the period commencing on the date hereof and terminating on the earlier to occur of (a) the date on which no Common Stock Warrants, Special Common Stock Warrants, Special Warrants, Debentures or Warrant Debentures remain outstanding and (b) the date on which the amendment to the Company's Articles of Incorporation required by
Section 5(h) hereof has been declared effective provided that on such date the Company has reserved for issuance pursuant to the terms of the Securities and Underlying Securities a number of shares of Common Stock at least equal to the Minimum Conversion Amount (such period, the "Restriction Period") each Shareholder hereby agrees (i) not to exercise or convert, and hereby waives any rights it may have to exercise or convert, any outstanding Derivative Securities and (ii) not to accept any grants or awards of shares of Common Stock to which such Shareholder may be entitled pursuant to the terms of any plans operated by the Company or any agreement between the Company and such Shareholder. In furtherance of the foregoing, during the Restriction Period, each Shareholder agrees not to assign, sell or otherwise transfer any Derivative Securities owned by it or any right to receive any shares of Common Stock from the Company, and any purported transfer of such Derivative Securities or such rights during the Restriction Period shall be void, and the Company shall not recognize any such transfer, unless the transferee of such Derivative Securities or such rights agrees in writing with the Company and the Purchaser to be bound by the terms hereof. Each Shareholder agrees that, and the Company hereby undertakes to ensure that, during the Restriction Period, each certificate representing Common Stock, Preferred Stock or Derivative Securities held by a Shareholder may be subject to a stop-transfer order placed against the transfer of such securities and each such certificate shall bear a restrictive legend substantially in the following form:

               THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND ON EXERCISE OR CONVERSION IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN
               SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1999, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY.

         Notwithstanding the foregoing, the terms of this covenant shall apply to Howard Kaskel only for so long as such individual is an employee or independent contractor of the Company or in any other manner, directly or indirectly, receives payment for services rendered to the Company.



         w. EXCHANGE OF SHARES OF COMMON STOCK FOR SHARES OF PREFERRED STOCK. On or prior to the Closing Date, each Shareholder shall exchange shares of Common Stock held by such Shareholder for shares of a series of preferred stock with such rights, preferences and designations as shall be acceptable to the Purchaser. The number of shares of Common Stock to be exchanged by each Shareholder is, and the number of shares of Preferred Stock held by each Shareholder after such exchange shall be, as set forth on Schedule 5w.

         x. SHORT SALES. The Purchaser agrees that it will not enter into any short sale transactions with respect to the shares of Common Stock issuable upon the conversion of the Debentures or Warrant Debentures.

         y. FURTHER ASSURANCES. From time to time the Company and the Shareholders shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company and the Shareholders such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities or Underlying Securities.

6.    TRANSFER AGENT INSTRUCTIONS.

         a. The Company warrants that no instruction, other than the instructions referred to in this Section 6 and stop transfer instructions to give effect to Sections 5(a) and 5(b) hereof prior to the registration and sale of the Securities and the Underlying Securities in the manner contemplated by the Registration Rights Agreement, will be given by the Company to the transfer agent with respect to these securities and that the Securities and the Underlying Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities or Underlying Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory (as to both the identity of such counsel and the content of such opinion) to the Company and its counsel that registration of a resale by the Purchaser of any of the Securities or Underlying Securities in accordance with clause (1)(B) of Section 5(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Securities or Underlying Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

         b. (i) The Purchaser shall exercise its right to convert the Debentures or Warrant Debentures or to exercise the Common Stock Warrants, Special Common Stock Warrants or Special Warrants by faxing an executed and completed Notice of Conversion or Form of Election to Purchase, as applicable, to the Company, and delivering within two (2) business days thereafter, the original Notice of Conversion (and the related original debentures) or Form of Election to Purchase (and the related original warrants and applicable exercise price) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion or Form of Election to Purchase is faxed to and received in accordance with the provisions hereof, if such date is a business day, or, if such date is not a business day, the next business day, shall be deemed a "Conversion Date." The Company will transmit the Warrant Debentures, the Special Common Stock Warrants or the certificates representing the Common Stock issuable upon conversion of any Debenture or Warrant Debenture or upon exercise of any Common Stock Warrants or Special Common Stock Warrants to the Purchaser via express courier as soon as practicable, but in all events no later than three
(3) business days after the Conversion Date, provided that if the Notice of Conversion or Form of Election is faxed to and received by the Company in accordance with the provisions hereof after 5:00 p.m. New York City Time on the Conversion Date, such date shall be no later than four (4) business days after the Conversion Date (each such delivery date, is referred to herein as a "Delivery Date") and, in the event of a partial exercise or conversion, shall return any Debentures, Warrant Debentures, Common Stock Warrants, Special Common Stock Warrants or Special Warrants not so exercised or converted in accordance with the provisions of Section 5(l) hereof. For purposes of this Agreement, such conversion of the Debentures or Warrant Debentures or the exercise of the Common Stock Warrants, Special Common Stock Warrants or Special Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

         (ii) Notwithstanding anything to the contrary contained herein or in any of the other Primary Documents, in the event of a partial exercise or conversion, during the period commencing when the Purchaser delivers an original Debenture, Warrant Debenture, Common Stock Warrant, Special Common Stock Warrant or Special Warrant to the Company, (or deposits such security with an internationally recognized courier service in accordance with the notice provisions hereof) and terminating when the Purchaser receives the certificates representing the securities not so exercised or converted in accordance with the provisions of Section 5(l) hereof, the Purchaser may convert or exercise the securities required to be issued to the Purchaser in accordance with Section 5(l), notwithstanding the fact that the certificates representing such securities have not yet been issued and delivered to the Purchaser, by transmitting a Notice of Conversion and/or Election to Purchase (substantially in the form attached to the securities delivered to the Company) in accordance with Section 6(b)(i). If securities are converted or exercised in accordance with this Section 6(b)(ii), the Purchaser shall not be required to deliver to the Company the related original certificates until two (2) business days after receipt of such certificates by the Purchaser or, if such certificates have not yet been issued or dispatched for delivery to the Purchaser, such certificates shall be deemed to have been delivered by the Company to the Purchaser and subsequently delivered by the Purchaser to the Company.

         c. In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of, or in lieu of interest payments on, the Debentures or Warrant Debentures or the exercise of the Common Stock Warrants or Special Common Stock Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

         d. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay to the Purchaser for late issuance of Common Stock upon conversion of, or in lieu of interest payments on, the Debentures or Warrant Debentures or upon exercise of the Common Stock Warrants or Special Common Stock Warrants the sum of $5,000 per day for each $100,000 in aggregate principal amount of Debentures or Warrant Debentures that are being converted or all shares of Common Stock issuable in lieu of interest payments on the Debentures or Warrant Debentures or all shares of Common Stock issuable upon the exercise of the Common Stock Warrants or Special Common Stock Warrants (the "Delay Payment Amount") PROVIDED,

(A) no Delay Payment Amount shall be due with respect to any day prior to the effective date of the Required Registration Statement, (B) no Delay Payment Amount shall be due with respect to any delay in the issuance of Common Stock upon conversion of the Warrant Debentures or exercise of the Special Common Stock Warrants for any day prior to the date on which the amendment to the Company's Articles of Incorporation required to be filed pursuant to Section 5(h) hereof is effective and (C) the payment by the Company of the Delay Payment Amounts required by this Section 6(d) shall not, and the fact that Delay Payment Amounts are not due under certain circumstances shall not be construed to, relieve the Company of its obligation to deliver Common Stock pursuant to the terms of the Primary Documents. The Company shall pay any payments that are payable to the Purchaser pursuant to this Section 6 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for failure by the Company to so issue and deliver Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the failure by the Company for any reason to effect delivery of such Common Stock, Special Common Stock Warrants or Warrant Debentures within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of Election to Purchase. For purposes of this Section 6, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein other than the Friday immediately following Thanksgiving Day.



7.       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO ISSUE THE
      SECURITIES.

         Purchaser understands that the Company's obligation to issue the Securities on the Closing Date to Purchaser pursuant to this Agreement is conditioned upon:

                 a. The accuracy on the Closing Date of the representations and warranties of Purchaser contained in this Agreement as if made on such Closing Date and the performance by Purchaser on or before such Closing Date of all covenants and agreements of Purchaser required to be performed on or before such Closing Date;

                  b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.    CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE
      SECURITIES.

         The Company and the Shareholders understand that Purchaser's obligation to purchase the Securities is conditioned upon:

         a. The accuracy on the Closing Date of the representations and warranties of the Company and the Shareholders contained in this Agreement as if made on the Closing Date, and the performance by the Company and the Shareholders on or before the Closing Date of all covenants and agreements of the Company and the Shareholders required to be performed on or before the Closing Date;

         b. On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company and the Shareholders, dated the Closing Date, in form, scope and substance reasonably satisfactory to Purchaser, to the effect set forth in E attached hereto;

         c. The Company shall have executed and delivered a signed counterpart to the Registration Rights Agreement, which agreement shall be substantially in the form set forth as Exhibit D attached hereto;

         d. The Company and the Shareholders shall have effected the exchange of the shares of Common Stock listed on Schedule 5w for an equivalent number of the shares of a series of preferred stock with rights, preferences and designations acceptable to the Purchaser.

         e. On the Closing Date, the Purchaser shall have received a certificate executed by (i) the President or the Chairman of the Company and (ii) the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement on or before the Closing Date;

         f. On the Closing Date, the Purchaser shall have received a certificate executed by each Shareholder, stating that all of the representations and warranties of the Shareholder set forth in this Agreement are accurate as of the Closing Date and that the Shareholder has performed all of its covenants and agreements required to be performed under this Agreement on or before the Closing Date;

         g. On the Closing Date, the Purchaser shall have received from the Company and the Shareholders such other certificates and documents as it or its representative, if applicable, shall reasonably request, and all proceedings taken by the Company or the Shareholders in connection with the Primary Documents as contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser;

         h. On or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange or Nasdaq; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.

9.    EXPENSES.

         The Company  covenants and agrees with the  Purchaser  that the Company will  pay  or  cause  to  be  paid  the  following:  (a)  the  reasonable  fees, disbursements and expenses of the Purchaser's counsel in connection with the issuance of the Securities payable on the Closing Date, (b) all expenses in connection with registration or qualification of the Securities and Underlying Securities for offering and sale under state securities laws as provided in
Section 5(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of the Company's and Shareholders' counsel, accountants and other professional advisors, if any. If the Company or any Shareholder fails to satisfy its obligations or to satisfy any condition set forth in this Agreement as a result of which the Securities are not delivered to the Purchaser on the terms and conditions set forth herein, the Company shall reimburse the Purchaser for any out-of-pocket expenses reasonably incurred in making preparations for the purchase, sale and delivery of the Securities not so delivered.

10.   GOVERNING LAW; MISCELLANEOUS

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities or the Underlying Securities and any transferees of securities held by the Shareholders subject to Section 5(v) hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11.   NOTICES.

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to the parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.


COMPANY:                         ACCESS POWER, INC.
                                 10033 Sawgrass Dr. West, Suite 100
                                 Ponte Vedra Beach, Florida  32082

                                 Att.: Maurice Matovich
                                 Tel.:  (904) 273-2980
                                 Fax:  (904) 273-6390

                                 WITH A COPY TO:

                                 Kilpatrick Stockton, LLP
                                 1100 Peachtree Street
                                 Suite 2800
                                 Atlanta, Georgia 30309

                                 Att:   Dennis J. Stockwell, Esq.
                                 Tel.:  (404) 815-6500
                                 Fax:  (404 ) 815-6555

STOCKHOLDERS:                    c/o ACCESS POWER, INC.
                                 10033 Sawgrass Dr. West, Suite 100
                                 Ponte Vedra Beach, Florida  32082

                                 Att.: Maurice Matovich
                                 Tel.:  (904) 273-2980
                                 Fax:  (904) 273-6390

                                 WITH A COPY TO:

                                 Kilpatrick Stockton, LLP
                                 1100 Peachtree Street
                                 Suite 2800
                                 Atlanta, Georgia 30309

                                 Att:   Dennis J. Stockwell, Esq.
                                 Tel.:  (404) 815-6500
                                 Fax:  (404 ) 815-6555


PURCHASER:                       Bamboo Investors LLC
                                 c/o WEC Asset Management LLC
                                 One World Trade Center
                                 Suite 4563
                                 New York, New York  10048

                                 Att.: Ethan E. Benovitz
                                 Tel.: (212) 775-9299
                                 Fax: (212) 775-9311

                                 WITH A COPY TO:

                                 Kronish Lieb Weiner & Hellman LLP
                                 1114 Avenue of the Americas
                                 New York, New York  10036

                                 Att.:  Steven Huttler, Esq.
                                 Tel.:  (212) 479-6136
                                 Fax:  (212) 479-6275

12.   SURVIVAL.

         The  agreements,   covenants  representations  and  warranties  of  the
Company, the Shareholders and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned.

                                              ACCESS POWER, INC.


                                              By:  /s/ Glenn Smith
                                                   Name:  Glenn Smith
                                                   Title:  President/CEO



                                               /s/ Maurice Matovich
                                               MAURICE MATOVICH

                                               /s/ Glenn Smith
                                               GLENN SMITH

                                               /s/ Tod Smith
                                               TOD SMITH

                                               /s/ Howard L. Kaskel
                                               HOWARD L. KASKEL


                                               BAMBOO INVESTORS LLC

                                               By: WEC Asset Management LLC,
                                                     Manager


                                                 By:  /s/ Ethan E. Benovitz
                                                     Name:  Ethan E. Benovitz
                                                     Title:  Managing Director

                                  EXHIBIT INDEX



EXHIBIT A                                FORM OF DEBENTURE
EXHIBIT B                                FORM OF COMMON STOCK WARRANT
EXHIBIT C                                FORM OF SPECIAL WARRANT
EXHIBIT D                                FORM OF REGISTRATION RIGHTS
                                         AGREEMENT
EXHIBIT E                                FORM OF OPINION OF COUNSEL